                                   EXHIBIT 11

DIODES INCORPORATED AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE
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
                                                         Year Ended December 31,
                                              ----------------------------------------------
                                                 1996              1997              1998
                                              ----------        ----------        ----------
Net income for earnings
per share computation                         $2,965,000        $5,125,000        $2,673,000
                                              ==========        ==========        ==========

BASIC
Weighted average number of
common shares outstanding
during the year                                4,958,658         4,970,705         5,029,064
                                              ==========        ==========        ==========

Basic earnings per share                      $      .60        $     1.03        $      .53
                                              ==========        ==========        ==========


DILUTED
Weighted average number of common
shares outstanding used in calculating
basic earnings per share                       4,958,658         4,970,705         5,029,064

Add additional shares issuable
upon exercise of stock options                   403,369           510,975           341,888
                                              ----------        ----------        ----------

Weighted average number of
common shares used in calculating
diluted earnings per share                     5,362,027         5,481,680         5,370,952
                                              ==========        ==========        ==========

Diluted earnings per share                    $      .55        $      .93        $      .50
                                              ==========        ==========        ==========


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